                               Power of Attorney

      Know all by these presents that the undersigned hereby constitutes and appoints Anthony Valentine, the undersigned's true and lawful attorney-in-fact to:

   1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of UWM Holdings Corporation (the
      "Company"), Form ID, including other documents necessary to obtain EDGAR
      Codes and passwords enabling the undersigned to make filing with the
      United States Securities and Exchange Commission, and Forms 3, 4 and 5 in
      accordance with the Section 16(a) of the Securities and Exchange Act of
      1934, as amended (the "Exchange Act"), and the rules thereunder;

   2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID,
      Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange
      Commission and any stock exchange or similar authority;

   3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
      Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion;

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and pawers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January18, 2021.

                                       By:    /s/Tim Forrester
                                          ------------------------------
                                       Name:  Tim Forrester